UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 11, 2007

RUBY TUESDAY, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia                  1-12454                         63-0475239

(State or Other Jurisdiction of Incorporation)   (Commission File Number) (IRS Employer Identification No.)

150 West Church Avenue

Maryville, Tennessee 37801

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 11, 2007, the Company issued a press release announcing the Company’s financial results for the fiscal quarter ended March 6, 2007. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On October 7, 2003, a majority of the shareholders of Ruby Tuesday, Inc. (the “Company”) approved the Company’s 2003 Stock Incentive Plan (the “Plan”). A copy of the Plan was filed as Annex A to the Company’s Proxy Statement for the 2003 Annual Meeting of Shareholders (the “Proxy Statement”), and as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 1, 2004 (the “Annual Report”).

Awards under the Plan are determined by a committee appointed by the Company’s Board of Directors (the “Committee”). The Plan permits the Committee to make awards of a variety of equity-based incentives, including stock options, restricted shares, stock appreciation rights, stock awards, dividend equivalent rights, performance unit awards and phantom shares (collectively, “Stock Incentives”). The number of shares of Company common stock to which a Stock Incentive is granted and to whom any Stock Incentive is granted is determined by the Committee subject to the provisions of the Plan. Stock Incentives issuable under the Plan may be made exercisable or settled at such prices and may be made terminable upon such terms as are established by the Committee, to the extent not inconsistent with the terms of the Plan.

On March 30, 2005, the Committee approved the use of three form agreements in connection with the grant of certain Stock Incentives under the Plan to the Company’s executive officers and key employees. These form agreements were filed as Exhibits 10.1, 10.2, and 10.3 to the Company’s March 31, 2005 Report on Form 8-K.

On April 11, 2007, the Committee approved the following additional form agreements to be used in connection with the grant of various Stock Incentives under the Plan:

(1) Restricted Stock Award. The restricted stock award allows for the grant of restricted shares that shall vest contingent upon satisfaction of a service condition and a performance condition. Assuming the performance condition is met, the award provides for vesting three years from the date of grant.

(2) Restricted Stock Award to Samuel E. Beall, III, President, Chairman, and Chief Executive Officer of the Company (“Beall”).

The restricted stock award to Beall also allows for the grant of restricted shares that shall vest contingent upon satisfaction of a service condition and a performance condition. Assuming the performance condition is met, the award provides for vesting three years from the date of grant.

(3) Non-qualified Stock Option Award to Beall.

The non-qualified stock option award to Beall allows for the grant of stock options that vest thirty months following the grant date, assuming Beall is still actively employed, and expire five years from the grant date. The award form also provides for a full vesting of the stock option award prior to the 30-month anniversary of the grant date upon the occurrence of certain specified events including, among other things, in the event that Beall retires and his age and years of Continuous Service (as defined by the Ruby Tuesday, Inc. Executive Supplemental Pension Plan) equal or exceed ninety-three (“Rule of 93”).

Additionally, on April 11, 2007, the Committee authorized and approved the First Amendment to the Ruby Tuesday, Inc. Non-Qualified Stock Option Award that was previously granted to Beall on January 9, 2003. Under the terms and conditions of the prior award, the stock option award would have vested on June 18, 2010, except in the case of the occurrence of certain specified events, in which case, the stock option award would have vested upon the earlier of the specified event or June 18, 2010. Under the First Amendment to the Ruby Tuesday, Inc. Non-Qualified Stock Option Award, the specified early vesting events were amended to provide that the stock option award will fully vest in the event Beall retires and he satisfies the Rule of 93. The value of this award as amended will depend on the value of the Company’s common stock at the time of exercise.

A copy of the form of restricted stock award, form of restricted stock award to Beall, form of non-qualified stock option award to Beall and the First Amendment to the Ruby Tuesday, Inc. Non-Qualified Stock Option Award are filed as exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

EXHIBIT	DESCRIPTION

10.1	Restricted Stock Award

10.2	Restricted Stock Award to Beall

10.3	Non-qualified Stock Option Award to Beall

10.4	First Amendment to the Ruby Tuesday, Inc. Non-Qualified Stock Option Award

EXHIBIT	DESCRIPTION
99.1	Press Release dated April 11, 2007 (this press release is being furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.

(Registrant)

By:_/s/ Marguerite N. Duffy_

Marguerite N. Duffy

Senior Vice President and

Chief Financial Officer

Date: April 11, 2007